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                                                                  Reed Smith LLP
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                                                        Princeton, NJ 08540-7839
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                                                           EXHIBITS 5.1 AND 23.2

March 28, 2007

DUSA Pharmaceuticals, Inc.
25 Upton Drive
Wilmington, Massachusetts 01887

RE:  DUSA PHARMACEUTICALS, INC. (THE "COMPANY")
     REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

We have examined the Company's Registration Statement on Form S-8 (the "Registration Statement") which is being filed with the Securities and Exchange Commission (the "SEC") in connection with the registration of Three Hundred Thirty Five Thousand (335,000) shares (the "Shares") of the Company's common stock, no par value ("Common Stock"), which may be issued under the Company's 2006 Equity Compensation Plan, as amended (the "Plan"), and which includes a reoffer prospectus reflecting stock options granted by the Company to certain of the selling securityholders named therein.

The Registration Statement also pertains to $150,000 of the Company's obligations under the DUSA Pharmaceuticals, Inc Deferred Compensation Plan.

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

As legal counsel to the Company, we have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consideration for the Shares under the Plan. We have also examined the original or a photostatic or certified copy of (i) the Certificate of Incorporation of the Company, and all amendments to the Certificate of Incorporation filed by the Company with the State of New Jersey; (ii) the By-laws of the Company; and (iii) such records of corporate proceedings and other documents as we have deemed necessary in order to enable us to express the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof. Our opinion set forth below is limited to the Business Corporation Law of the State of New Jersey.

          LONDON - NEW YORK - LOS ANGELES - SAN FRANCISCO - WASHINGTON,
                   D.C. - PHILADELPHIA - PITTSBURGH - OAKLAND

       MUNICH - PRINCETON - FALLS CHURCH - WILMINGTON - NEWARK - MIDLANDS,
                    U.K. - CENTURY CITY - RICHMOND - LEESBURG

                                  reedsmith.com

      Steven J. Picco - Office Administrative Partner - A Limited Liability
                   Partnership formed in the State of Delaware

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DUSA Pharmaceuticals, Inc.
March 28, 2007
Page 2

Based on the foregoing examination, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares have been duly authorized and that when issued and sold in the manner described in the Plan and pursuant to the agreement which may accompany each grant under the Plan, the Shares will be legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm's name wherever appearing in the Registration Statement, including any prospectus constituting a part thereof, and any amendments thereto. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to General Instruction E of Form S-8 under the Act with respect to the Registration Statement.

Very truly yours,


/s/ Reed Smith LLP
REED SMITH LLP